Exhibit 10.8

Execution Version

DOLE FOOD COMPANY, INC.

as Issuer

DFC HOLDINGS, LLC

as a Guarantor

THE SUBSIDIARY GUARANTORS PARTY HERETO

as additional Guarantors, and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

dated as of March 9, 2018

to Indenture dated as of April 6, 2017

Providing for Issuance of

7.25% Senior Secured Notes due 2025

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 9, 2018, by and among DOLE FOOD COMPANY, INC., a North Carolina corporation (the “Issuer”), DFC HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, the additional Guarantors from time to time party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).

WHEREAS, the Issuer, the Guarantors and the Trustee and Collateral Agent have executed and delivered an Indenture, dated as of April 6, 2017 (the “Indenture”), providing for the initial issuance by the Issuer of $300,000,000 aggregate principal amount of 7.25% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee and Collateral Agent may amend or supplement the Indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding;

WHEREAS, the Issuer desires to amend the Indenture;

WHEREAS, the Issuer has solicited the consents (the “Consent Solicitation”) of the Holders of the Notes to certain amendments to the Indenture (the “Amendments”) pursuant to that certain Consent Solicitation Statement, dated February 22, 2018 (as amended by Amendment No. 1 to the Consent Solicitation Statement, dated March 6, 2018, the “Consent Solicitation Statement”);

WHEREAS, the Holders of at least a majority of the aggregate principal amount of Notes outstanding have validly consented and, as of the date hereof, have not revoked such consent, to the Amendments in accordance with Section 9.02 of the Indenture;

WHEREAS, the Issuer has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee (i) evidence of the written consent of the Holders of at least a majority of the aggregate principal amount of Notes outstanding as set forth in the immediately preceding paragraph, together with an Officers’ Certificate certifying such consents pursuant to Section 9.02 of the Indenture and including the certification of Global Bondholder Services Corporation, as the Tabulation Agent, and a resolution of the Board of Directors of the Issuer and a resolution of the Board of Directors of each Guarantor and (ii) the Officers’ Certificate and the Opinion of Counsel described in Sections 9.05 and 11.03 of the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, the Issuer desires and has requested the Guarantors and the Trustee and Collateral Agent to join in the execution and delivery of this Supplemental Indenture for the purpose of amending the Indenture.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Trustee and Collateral Agent:

ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions.

For all purposes of this Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein but not otherwise defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Indenture. Each reference to “herein,” “hereof” and “hereunder” and other words of similar import contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

ARTICLE TWO

AMENDMENTS

Section 2.01 Additional Definitions.

The Indenture shall be amended to add the following definitions in appropriate alphabetical order:

“Acquisition” means the Closing (as defined in the Acquisition Agreement), pursuant to which (i) Total Produce USA Holdings Inc. (“Total Produce USA”) acquires 45% of the membership interests in Holdings from affiliates of David H. Murdock, (ii) Total Produce USA pays cash consideration of $300 million to affiliates of David H. Murdock, with such consideration to be funded by Total Produce USA and not by Holdings, the Issuer or any of their subsidiaries, and (iii) the existing limited liability company agreement of Holdings is amended and restated to provide, among other things, Total Produce USA with certain governance rights with respect to Holdings and the Issuer and options to further increase its equity stake in Holdings to 100% over time.

“Acquisition Agreement” means the Securities Purchase Agreement, dated as of February 1, 2018, by and among Total Produce USA, Holdings, each of Dolicious Corporation, a Nevada corporation, Castle & Cooke Holdings, Inc., a Delaware corporation, and The David H. Murdock Living Trust dated May 28, 1986, as amended, and David H. Murdock, an individual, as it may be amended, restated, replaced, or otherwise modified from time to time.

Section 2.02 Amendment of Definition of “Permitted Holders”.

The Indenture shall be amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below with respect to the definition below:

“Permitted Holders” means (i) Total Produce plc (unless the Acquisition is not consummated, in which case this clause (i) shall not apply), (ii) David H. Murdock, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives (in their capacities as such) or the trustee (in its capacity as such) of a bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors thereof and (iii) any entity controlled, directly or indirectly, by any Person or Persons referred to in the preceding clause (i) or (ii), whether through the ownership of voting securities, by contract or otherwise. Any Person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders of the Notes in accordance with the covenant described under “Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 Effect of Supplemental Indenture.

Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture. Each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound by the Indenture as so amended and supplemented by this Supplemental Indenture.

Section 3.02 Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.03 Successors.

All agreements of the parties hereto shall bind their respective successors.

Section 3.04 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.05 Waiver of Jury Trial.

Each of the parties hereto hereby waives the right it may have to a trial by jury on any claim, counterclaim, setoff, demand, action or cause of action (a) arising out of or in any way related to this Supplemental Indenture, or (b) in any way in connection with or pertaining to or related to or incidental to any dealings of the parties with respect to this Supplemental Indenture or in connection with this Supplemental Indenture or the exercise of any party’s rights and remedies under this Supplemental Indenture or otherwise, or the conduct or the relationship of the parties hereto, in all of the foregoing cases whether now existing or hereafter arising and whether in contract, tort or otherwise.

Section 3.06 Consent to Jurisdiction.

The Issuer and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York State court, in each case sitting in Manhattan, in any action or proceeding arising out of or relating to this Supplemental Indenture, and the Issuer and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Trustee or Collateral Agent or of any Holder to bring proceedings against the Issuer or any Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Issuer or any Guarantor against the Trustee or Collateral Agent or any affiliate of the Trustee or Collateral Agent involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Supplemental Indenture shall be brought only in a court in Manhattan.

Section 3.07 No Representations by Trustee.

The recitals contained herein shall be taken as the statement of the Issuer, and the Trustee assumes no responsibility for the correctness or completeness of the same. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture.

Section 3.08 Counterparts.

This Supplemental Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Supplemental Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DOLE FOOD COMPANY, INC.

By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Vice President, Chief Financial Officer and Treasurer

By:	/s/ Jared Gale
	Name:	Jared Gale
	Title:	Vice President, General Counsel and Corporate Secretary

DFC HOLDINGS, LLC

By:	/s/ Gary Wong
	Name:	Gary Wong
	Title:	Vice President, Chief Financial Officer, and President

By:	/s/ Ryan Gores
	Name:	Ryan Gores
	Title:	Vice President, General Counsel, and Secretary

[Signature Page to First Supplemental Indenture]

AG 1972, Inc.
Bananera Antillana (Colombia), Inc.
Blue Anthurium, Inc.
Bud Antle, Inc.
Calicahomes, Inc.
Cerulean, Inc.
DB North, LLC
DB South, LLC
Dole Assets, Inc.
Dole Berry Company
Dole Citrus
Dole Europe Company
Dole Foods Flight Operations, Inc.
Dole Fresh Fruit Company
Dole Fresh Vegetables, Inc.
Dole Holdings, Inc.
Dole Land Company, Inc.
Dole Northwest, Inc.
Dole Ocean Cargo Express, Inc.
Dole Orland. Inc.
Dole Sunfresh Express, Inc.
La Petite d’Agen, Inc.
Lindero Headquarters Company, Inc.
Milagro Ranch, LLC
Oceanview Produce LLC
Renaissance Capital Corporation
Royal Packing LLC
Standard Fruit and Steamship Company
Standard Fruit Company
Wahiawa Water Company, Inc.

By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Vice President and Treasurer

By:	/s/ Jared Gale
	Name:	Jared Gale
	Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

THE TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

[Signature Page to First Supplemental Indenture]